Exhibit 10.1

RESOLUTION OF THE SHAREHOLDERS

OF

NUTS & BOLTS INTERNATIONAL INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 29th day of February, 2016

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

Tan Sri Dato' Sri Lai Teck Peng as Director

The Above qualified Director, having been nominated, has accepted his position as DIRECTOR of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 29th February, 2016

/s/Tan Sri Dato' Sri Lai Teck Peng

Tan Sri Dato' Sri Lai Teck Peng,

on behalf of the Majority Shareholders